Exhibit 10.2

Amendment to Employment Agreement

     This Amendment No. 1 to Employment Agreement is entered into as of August 1, 2006 by Tweeter Home Entertainment Group, Inc., a Delaware corporation (“Employer” or “Tweeter”), and Gregory W. Hunt (“Employee”).
     Reference is made to an Employment Agreement (the “Agreement”), dated as of August 1, 2006, by and between Tweeter and Employee. The Agreement is hereby amended, effective as of August 1, 2006, to provide that, notwithstanding anything to the contrary contained in the Agreement, the effective date for Employee’s assumption of the title and duties of Chief Financial Officer will be September 1, 2006. Employee will be employed during the transition period of August 1, 2006 to August 31, 2006 as a Senior Vice President of Employer. Effective September 1, 2006, Employee’s title will be “Senior Vice President and Chief Financial Officer.” In all other respects, the Agreement will remain in full force and effect.
     IN WITNESS WHEREOF, this Amendment to Employment Agreement is entered into as of the date and year first above written.

TWEETER HOME ENTERTAINMENT GROUP, INC.
By:	/s/ Joseph McGuire
	Name:	Joseph McGuire
	Title:	President/Chief Executive Officer

EMPLOYEE
/s/ Gregory W. Hunt
Gregory W. Hunt